Exhibit 10.1


                        SETTLEMENT AGREEMENT AND RELEASE


     This Settlement Agreement and Release (the "Settlement Agreement"), effective as of November 16, 2005 (the "Effective Date"), is entered into by and among MINERVA ENTERPRISES, INC. ("Minerva"), FRANCIS X. STUFANO ("Stufano"), RAIL WASTE HOLDINGS, LLC ("RWH"), OHIO WASTE LLC ("Ohio Waste"), R.W. RECYCLING, LLC, ("RWR"), CHARTWELL INTERNATIONAL, INC. ("Chartwell"), and CHRISTOPHER J. DAVINO ("Davino"), (collectively, the "Parties").

     WHEREAS, Minerva signed a Secured Promissory Note ("Note") in favor of RWH, and said Note was secured by a mortgage ("Ohio Mortgage") to RWH, which Ohio Mortgage was filed in the Stark County Recorder's Office on January 10, 2005, as Instrument No. 200501100001743;

     WHEREAS, Minerva and RWH were named as defendants in a foreclosure action filed in the Court of Common Pleas for Stark County, Ohio in Case Number 05-CV-1747 entitled LFL Logistics Co. v. Minerva Enterprises, Inc., et al. (the "Ohio Litigation");

     WHEREAS, RWH and its subsidiaries Ohio Waste and RWR asserted a Cross-Claim in the Ohio Litigation against Minerva alleging that Minerva had defaulted under the terms of the Note and Mortgage ("Ohio Litigation Cross-Claim");

     WHEREAS, on or about September 15, 2005 RWH sold and assigned all its rights in the Ohio Mortgage to Chartwell;

     WHEREAS, RWH and its subsidiaries Ohio Waste and RWR filed a motion to substitute parties seeking to substitute Chartwell as the real party in interest in place of RWH, Ohio Waste and RWR in the Ohio Litigation;

     WHEREAS, Chartwell (and not RWH, Ohio Waste and RWR) is the real party in interest with respect to the Ohio Mortgage and the Ohio Litigation Cross-Claim;

     WHEREAS, RWH has asserted certain claims against Minerva and Stufano in the Supreme Court of the State of New York for the County of New York in an action bearing Index Number 650133/05 entitled Rail Waste Holdings, LLC v. Minerva Enterprises, Inc. and Francis X. Stufano filed June 15, 2005, which includes claims for breach of contract, unjust enrichment and misrepresentation (the "New York Litigation");

     WHEREAS,  Minerva  and  Stufano  asserted  Counterclaims  in the  New  York
Litigation  against  RWH  alleging   misrepresentation   ("New  York  Litigation
Counterclaims");

     WHEREAS, Stufano might have asserted claims against Davino in the New York Litigation alleging misrepresentation;

     WHEREAS, RWH's claims in the New York Litigation relate to and arise out of an alleged joint venture and an Air Rights Agreement between RWH and Minerva ("Joint Venture and Air Rights Agreement"); and

     WHEREAS, the Parties wish to resolve all their claims, including but not limited to their respective claims raised in the Ohio Litigation and in the New York Litigation amicably and without expending the time, effort and expense of additional litigation and trial;

     NOW, THEREFORE, in consideration of the promises and covenants and agreements of the Parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1. Payment. Minerva and Stufano shall pay to RWH, Davino and Chartwell the total sum of Six Hundred Thirty Thousand Dollars ($630,000.00) (the "Payment"). Said Payment shall be provided to RWH, Davino and Chartwell by wire transfer to "Chartwell International, Inc." by no later than 5:00 p.m., Eastern Standard Time, on Wednesday, November 16, 2005. The Payment shall represent full payment of any and all sums due to RWH, Ohio Waste, RWR, Davino, Chartwell, or their
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

respective assignees, under the Ohio Mortgage and the Joint Venture and Air Rights Agreement. Chartwell's receipt of the Payment shall be conclusive evidence of the acceptance of the terms of this Agreement.

     2. Dismissal With Prejudice. All claims that any of the Parties have asserted or could have asserted in the Ohio Litigation or in the New York Litigation shall be dismissed with prejudice, with waiver of all rights of appeal and other judicial review, attorneys' fees and/or costs. Upon receipt of the Payment, Chartwell shall direct its counsel to execute and file with the Court of Common Pleas for Stark County, Ohio a Stipulation of Dismissal With Prejudice of All Claims and Cross-Claims in the form attached hereto as Exhibit A; and RWH shall direct its counsel to execute and file with the Supreme Court of the State of New York for the County of New York a Stipulation of Dismissal With Prejudice of All Claims and Counterclaims in the form attached hereto as Exhibit B.

     3. Mutual Release. The Parties, together with their respective directors, officers, managers, members, employees, successors, affiliates, agents, representatives, assigns, and attorneys, in such capacities do hereby release, acquit and fully and forever discharge each other of and from all actions, causes of action, accounts, agreements, attorneys' fees, bonds, covenants, contracts, controversies, claims, damages, demands, debts, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, suits, sums of money, trespasses and variances whatsoever, whether known or unknown, contingent or fixed, in law, admiralty or equity, which the Parties now have or ever had against each other from the beginning of the world to the date of this Settlement Agreement, that relate to or arise out of the facts or subject matter that were asserted or could have been asserted in the Ohio Litigation and New York Litigation, provided that any obligations created by or set forth in this Settlement Agreement shall not be released.

     4. Release and Satisfaction of Ohio Mortgage. Upon receipt of the Payment, Chartwell shall direct its counsel to execute and file with the Stark County, Ohio Recorder's Office a Release and Discharge of the Ohio Mortgage in the form attached hereto as Exhibit C.

     5. No Admission. This Settlement Agreement shall not be construed as a concession or admission of any kind with respect to the claims of any party hereto.

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

     6. Binding  Effect.  This  Settlement  Agreement  shall be binding upon and
inure  to  the   benefit  of  the   Parties   hereto,   their   representatives,
administrators, successors and assigns.

     7. Voluntary Agreement - Good Faith Negotiations, No Duress or Coercion, Representation by Counsel. The Parties hereby represent and warrant that they are entering into this Settlement Agreement voluntarily and in good faith, and that the terms contained herein are the product of good faith, arms-length negotiations. The Parties further represent and warrant that this Settlement Agreement is not the product of any threat, duress or coercion, and that each side has had the full benefit of consultation with legal counsel of its choice and is satisfied with the advice received from legal counsel. Each Party expressly waives any claim against the other based upon, or arising from, the negotiations leading up to this Settlement Agreement.

     8. Construction. Each party has cooperated in the drafting and preparation of this Settlement Agreement. Therefore, in any construction to be made of this Settlement Agreement, a Party's participation in drafting shall not cause any language to be construed against it.

     9. Fees. The Parties agree to bear their own costs and attorneys' fees in connection with the preparation and execution of this Settlement Agreement.

     10.  Ohio  Law.  This  Settlement   Agreement  shall  in  all  respects  be
interpreted, construed, enforced and governed by and under the laws of the State of Ohio.

     11. Further Assurances. The Parties agree to execute and deliver any and all additional papers and documents, and to perform any and all acts reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the Parties hereto. The Parties represent and warrant to the other that they have full power and authorization to enter into this Settlement Agreement, and that they have not assigned, encumbered or in any way transferred all or any of the claims covered by this Settlement Agreement. The Parties hereto acknowledge and agree that each of the foregoing warranties and representations is essential in the material terms of this Settlement Agreement, without which the Parties would not have executed this Settlement Agreement nor complied with its terms.

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

     12. Complete Understanding. The Parties acknowledge that this Settlement Agreement contains the full and complete agreement between and among them, and that there are no oral or implied agreements or understandings not specifically so set forth. Each Party acknowledges that no other party, or agent or attorney of any other party, or any person, firm, corporation or any other entity has made any promise, representation, or warranty whatsoever, express, implied or statutory, not contained herein, concerning the subject matter hereof, to induce the execution of this Settlement Agreement. Each signatory also hereby acknowledges that he, she or it has not executed this Settlement Agreement in reliance on any promise, representation or warranty not contained herein.

     13. Severability. Every provision of this Settlement Agreement is intended to be severable. If any term or provision hereof is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Settlement Agreement.

     14. Survival. Any and all of the terms and provisions of this Settlement Agreement shall survive the execution and delivery of this Settlement Agreement and shall continue in force and effect thereafter.

     15. Gender and Tense. As used in this Settlement Agreement, the masculine, feminine and neuter gender, and singular or plural number, shall each be deemed to include all others whenever the context so indicates.

     16. Separate Counterparts. This Settlement Agreement may be executed with one or more counterparts, each of which, when so executed, shall, together constitute one of the same instrument.

     17. Captions. The captions appearing at the commencement of the paragraphs hereof are descriptive only and for convenience of reference. Should there be any conflict between any such caption and the paragraphs at the head of which it appears, the paragraph, and not such caption, shall control and govern in the construction of this Settlement Agreement.

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

     18. No Modifications Except in Writing. No amendment, supplement, change or waiver of this Settlement Agreement or any of its provisions, or any future representation, promise or condition in connection with the subject matter of this Settlement Agreement, shall be enforceable unless made in a writing signed by the Party against whom enforcement is sought.

     19. Confidentiality. The parties, and each of them, agree that the terms and conditions of this Settlement Agreement are confidential. No party shall make any public or private statement about or disclosure of the terms and conditions hereof, unless (1) required in or by filings made with the Securities and Exchange Commission, by law, judicial order, or any listing agreement with a national securities exchange or over-the-counter trading system to which any of the parties is a party, (2) expressly authorized to do so by the other party, whose authorization shall not be unreasonably withheld, or (3) necessary to the performance of professional services by that party's attorneys or accountants. Notwithstanding the foregoing, the parties may acknowledge that they have entered into a settlement agreement and that their agreement does not attribute liability or misconduct to any party.

     20. Attorneys Fees. Should any party hereto bring an action or proceeding for the purpose of enforcing this Settlement Agreement, then, in such an event, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred as a result thereof, including, but not limited to, actual attorney fees.

     21. Ownership. Minerva voluntarily affirms that it has no right, title or interest to that certain 2005 Brechbuhler 100 ton truck scale acquired by RWH for use pursuant to the Joint Venture and Air Rights Agreement.

     Signed as a sealed instrument as of the Effective Date stated above.

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

MINERVA ENTERPRISES, INC.
By its duly authorized agent,




-----------------------------                     ------------------------------
Francis X. Stufano,                               (Witness) Name:
President


FRANCIS X. STUFANO



-----------------------------                     ------------------------------
Francis X. Stufano                                (Witness) Name:


RAIL WASTE HOLDINGS LLC
By its duly authorized agent,



-----------------------------                     ------------------------------
Name:  Andrew Kaufman                             (Witness) Name:
Title:  Pres.


OHIO WASTE LLC
By its duly authorized agent,



-----------------------------                     ------------------------------
Name:  Andrew Kaufman                             (Witness) Name:
Title:  Pres.


R. W. RECYCLING, LLC By its duly authorized agent,



-----------------------------                     ------------------------------
Name:  Andrew Kaufman                             (Witness) Name:
Title:  Pres.


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


CHARTWELL INTERNATIONAL, INC.
By its duly authorized agent,




-----------------------------                     ------------------------------
Name:Imre Eszenyi                                 (Witness) Name:
Title:Acting President



CHRISTOPHER J. DAVINO




-----------------------------                     ------------------------------
Christopher J. Davino                             (Witness) Name:



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